UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                              FORM 8 - K

                            CURRENT REPORT



                 Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934



                  Date of Report - January 15, 1997

                     EMCEE Broadcast Products, Inc.
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                (Exact name of registrant as specified in its charter)

            Delaware                  1-6299              13-1926296
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    (State or other jurisdiction of (Commission    (IRS Employer
     incorporation)                File Number)       Identification
                                             Number)


    Susquehanna Street Extension West, P.O. Box 68, White Haven, PA 18661
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     (Address of principal executive offices)                   (Zip Code)



    Registrant's telephone number, including area code   (717) 443-9575
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                                   NONE
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       (Former name or former address, if changed since last report)


    Item 1.   Changes in Control of Registrant.

              Not Applicable.

    Item 2.   Acquisition or Disposition of Assets.

              Not applicable.

    Item 3.   Bankruptcy or Receivership.

              Not applicable.

    Item 4.   Changes in Registrant's Certifying Accountant.

              Not applicable.

    Item 5.   Other Events.

              The $2.1 million Note Receivable which has been referenced in the Registrant's annual reports and quarterly reports for in excess of the past four years was not received when due on December 16, 1996. Consequently, the Registrant has initiated a lawsuit against Americell PA-3 Limited Partnership, the maker
              of the note;   Rigas Communications, Inc., the general partner
              of the note maker; and, Constantine J. Rigas, the surety of the note. The lawsuit was commenced in the Court of Common Pleas of Luzerne County, Pennsylvania, seeking a judgment in the principal amount of $2,100,000, interest on the principal amount to December 16, 1996 in the amount of $845,358.63, the Registrant's reasonable attorney's fees, per diem interest from December 16, 1996 through the date a judgment rendered in the Registrant's favor is satisfied, costs of suit and such other and further relief as the Court deems just and proper.

    Item 6.   Resignations of Registrant's Directors.

              Not applicable.

    Item 7.   Financial Statements and Exhibits.

              Not applicable.

    Item 8.   Change in Fiscal Year.

              Not applicable.

                                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EMCEE Broadcast Products, Inc.
                                  (Registrant)


                                  BY:/s/ James L. DeStefano
                                     ----------------------
                                     James L. DeStefano
                                     President/CEO


    DATE: January 15, 1997